Exhibit 10.8

RESEARCH AND DEVELOPMENT SERVICES AGREEMENT

between

Brainsway Inc.
a limited liability company incorporated under the laws of The State of Delaware
(“Recipient”)

and

Brain Research and Development Services Ltd.
a limited liability company incorporated under the laws of the State of Israel
(“Service Provider”)

WHEREAS,	Service Provider is the fully-owned subsidiary of the Recipient; and

WHEREAS,
Recipient has been and is engaged in the research and development of transcranial magnetic stimulation apparatus and therapies for the treatment of depression, addictions and certain other brain deficiencies and/or malfunctions; and

WHEREAS,
Service Provider has been and is staffed with experienced personnel and was therefore selected to provide and co-ordinate a variety of services beneficial to Recipient, by drawing on its own resources as well as on those available from third parties; and

WHEREAS,	Recipient has received from the Service Provider certain R&D Services (as such term is defined below); and

WHEREAS,	the Service Provider declares that it had the knowledge, know-how, talents, skills, expertise and experience in order to perform the R&D Services; and

WHEREAS,	Service Provider has rendered to Recipient and Recipient has received the R&D Services for good and valuable consideration, all subject to the terms specified herein below; and

WHEREAS,	Recipient and Service Provider intend this Agreement to memorialize their prior practices and roles with respect to the subject matter of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

I.	Engagment of Service Provider

1.
Effective as of 01/09/03(the “Effective Date”), Recipient engaged Service Provider to render research and development activities and other services associated therewith for the benefit of the Recipient as requested from time to time by the Recipient (the “R&D Services”) throughout the term of this agreement for good and valuable consideration and subject to the terms and conditions stated herein.

2.
The R&D Services have been specified, from time to time, in written or oral orders and instructions, determined by Recipient and delivered to the Service Provider. Such R&D Services included, Inter alia, research and development activities regarding the study, experimentation with new procedures, enhancements and improvements of technology in the field of transcranial magnetic stimulation apparatus and therapies.

3.
The R&D Services have been performed or coordinated with third parties by the Service Provider, diligently, in a professional manner and in accordance with the highest professional standards and procedures applicable to same, and in accordance with applicable laws and regulations and instructions to be received from time to time from Recipient.

II.	Reporting

1.
At the end of each calendar quarter during the term of this Agreement, the Service Provider shall provide the Recipient with a report detailing the R&D Services provided by the Recipient in that quarter and shall submit the results thereof (the “Quarterly Reports”).

2.
Service Provider will also disclose and deliver to Recipient, for use of Recipient,  any discoveries or improvements thereon,  promptly upon the making, devising or discovering of the same, and will give all information and data in its possession as to the exact mode of working, producing and using the same and also all such explanations and instructions to Recipient as may be necessary to enable the full and effectual working, production or use of the same and will at the expense of Recipient furnish it with all necessary plans, drawings, formulae and models.

III.	Title to Intellectual Property; Grant of Licenses; Royalty Payments

1.
The Parties hereto agree and acknowledge that all right, title and interest, including patent rights, copyrights, trademarks, trade secret rights and other rights throughout the world (collectively “Proprietary Rights”) in all the inventions, ideas, know-how, patents, patent applications, trade secrets, copyrights, formulae, trademarks, technical data, designs, drawings, processes and the like (collectively “Inventions”), developed pursuant to the terms of this Agreement will be the sole and exclusive property of Recipient (“Recipient Inventions”).

Recipient hereby grants Service Provider an irrevocable, royalty-free license for the terms of this Agreement to research, develop, make, have made, register, import, manufacture, use, sell, offer for sale, produce, commercialize, distribute, (i) the Recipient Inventions and (ii) all other know-how and intellectual property owned by or licensed by Recipinet; in Israel only, solely for the purpose of performing the R&D Services hereunder.

IV.	Reimbursement and Fees for R&D Services

1.
The Parties hereto acknowledge and authorize that as of December 31, 2005, all Costs incurred in performenace of the R&D Services up until December 31, 2005 plus the Margin (as such terms are defined below) have been paid in full to Service Provider, and that and no Party shall have any claim as against the other in respect of any such amounts.

As used herein, the term “Costs” shall mean all direct and indirect expenses incurred by Service Provider in the performance of the R&D Services up until December 31, 2005, all in accordance with Israeli GAAP, including without limitation, (i) reasonable salaries of personnel directly engaged in providing the R&D Services, (ii) reasonable commissions and fees paid to third parties In the course of providing the R&D Services, and (iii) reasonable out of pocket expenses for rent, travel, food and beverages, maintenance, bookkeeping, supplies, shipment costs, inventory, communication and related costs incurred in the performance of the R&D Services, including insurance expenses of any kind and any expenses and fees paid to the Service Provider’s legal and financial counsels, accountants and advisors.

As used herein, the term “Margin” shall mean an amount equal to 10% of the Costs.

The Parties hereto agree and acknowledge that the aforementioned percentage is fair and reasoanble under the circusmstances, and that same is based upon the percentage an unrealted party would charge Recipient on an arm’s-length basis for the services rendered by Service Provider.

To the extent that any amounts payable under this section are subject to VAT or similar levies, these amounts shall be paid by Recipient, subject to the issuance of a tax invoice by the Service Provider. However, both parties will use their best efforts to have any such amounts recovered and will provide assistance to the other party if so required. Service Provider shall be responsible for all taxes (except Recipient’s income taxes), withholdings, duties and other governmental assessments related to any such amounts payable.

1.
Service Provider shall maintain adequate records to allow proper invoices and audits to be raised hereunder. Such records shall be maintained for a period of three (3) years, during which time Recipient, or a third party on its behalf shall have the right, at its expense, to cause an independent, certified public accountant to inspect such records during normal business hours for the sole purpose of verifying any reports and payments made in relation to the R&D Services. Such accountant shall not disclose any information other than information relating to the accuracy of reports and payments delivered hereunder. The parties shall reconcile any underpayment or overpayment within 30 days after the accountant delivers the results of the audit.

VI.	Proprietary Information

1.
The Parties acknowledge and agree that each will have access to confidential and proprietary information concerning the business, financial, and technical activities of the other, including without limitation, such other Parly’s banking, investments, investors, properties, employees, marketing plans, customers, trade secrets, research and development, test results, processes, data and know-how, improvements, inventions, technology, techniques and products (actual or planned). Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as “Proprietary Information”.

2.
Except as provided below, each Party does hereby undertake to maintain in complete and absolute confidentiality all Proprietary Information of the other which shall become available to such Party pursuant to the terms of this Agreement.

3.
Neither Party shall make any use of the Proprietary Information of the other, other than as necessary to perform the R&D Services, and shall not disclose any of the other Party’s Proprietary information or part thereof to any third party except its employees, agents or sub-contractors who have a need to know such information for the purpose of performing the R&D Services.

VII.	Term and Termination

1.	This Agreement shall be effective as of the Effective Date, and shall terminate as of December 31, 2005.

2.
Neither Party shall be liable to the other, by reason of the termination of this Agreement, for consequential damages, including but not limited to, compensation of damages resulting from the loss of present or prospective profits on sales, or expenditures, investments or commitments made in connection therewith.

VIII.	Miscellaneous

1.	This Agreement shall be govered by the Laws of the State of Israel.
2.
Should any part or provisions of this Agreement be held unenforceable or in conflict with the applicable laws or regulation of Israeli Jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a revision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and binding upon the parties hereto.

3.	The headings or titles used herein are for the purpose of convenience only and are not to be used in construing the meaning or intent of this Agreement.
4.
This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, arrangements, dealings or writings between the parties. This Agreement shall not be validly amended except by a written deed, duly executed by all parties hereto.

5.
Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance, and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

6.
All notices and other communications (the “Notices”) required or permitted to be given under this Agreement shall be in writing and shall be sent by the notifying party to the other party via facsimile to the number or numbers noted below, with an original copy thereof deposited in the mail, postage prepaid and addressed to the other party at the address noted above (unless by such prior notice a different address shall have been designated).  Notices shall be deemed effective twenty-four (24) business hours after their receipt via facsimile as aforesaid provided, however, that any official holidays time including, but not limited to, Friday, Saturday and Sunday, shall not be taken into consideration for the purpose of time calculation.

Recipient:

Service Provider:

7.	The preamble and Annexes to this Agreement form an integral part hereof.
8.	Nothing contained in this Agreement shall be construed to:
(i) Constitute the Parties as partners, joint venture partners, co-owners or otherwise as participants in a joint or common undertaking;
(ii) Constitute either Party to be an agent or principal of the other; or
(iii) allow either Party to create or assume obligations on behalf of the other Party except as provided herein.
9.
No party hereto shall be deemed to have waived any rights arising out of this Agreement or out of any default or breach hereunder, unless such party makes the waiver in writing duly signed on its behalf. In particular, no delay in enforcing any right hereunder or failure to enforce such right shall constitute a waiver of that or any other right. No waiver of any default or breach hereunder shall constitute or be construed to constitute a waiver of any other default or breach hereunder, whether similar or not, nor of any future default or breach.

10.
The rights of the Parties under this Agreement shall inure to their respective successors and assigns. The Service Provider shall be entitled, at any time, to assign this Agreement to an affiliate of Service Provider (other than the Recipient). The rights of Recipient under this Agreement shall not be assignable in whole or in part, without the Service Provider’s prior written consent.

IN WITNESS whereof the parties hereto have signed this Agreement.

BRAINSWAY INC.		BRAIN RESEARD AND DEVELOPMENT SERVICES LTD.
.
Signature:		Signature:

name:	Uzi Sofer	name:	Uzi Sofer

position:	C.E.O.	position:	C.E.O.

date:	7/3/06	date:	7/3/06